Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-40722, 333-105745 and 333-116702 and Form S-8 Nos. 333-88259, 333-38992, 333-38990, 333-67026, 333-97741, 333-105748 and 333-116704) pertaining to the PLX Technology, Inc. 1998 Stock Incentive Plan, the PLX Technology, Inc. 1999 Stock Incentive Plan, the Sebring Systems, Inc. 1997 Stock Option/Stock Issuance Plan, the HiNT Corporation 2000 Stock Plan, and the NetChip Technology, Inc. 1996 Flexible Stock Incentive Plan of our reports dated February 24, 2005, with respect to the consolidated financial statements and schedule of PLX Technology, Inc., PLX Technology, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PLX Technology Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

San Jose, California
February 24, 2005

/s/ ERNST & YOUNG LLP